Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

enCore Energy Corp.

We hereby consent to the incorporation by reference in the Form S-8 constituting a part of this Registration Statement of our report dated April 28, 2023, relating to the consolidated financial statements of enCore Energy Corp. for the year ended December 31, 2022, December 31, 2021, and January 1,2021, appearing in the Company’s Annual Report on Form 40-F (No. 001-41489) for the year ended December 31, 2022.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

July 7, 2023